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                                                                     EXHIBIT 5.1


                               LAW OFFICES OF

                       PILLSBURY MADISON & SUTRO LLP
LOS ANGELES                POST OFFICE BOX 7880                    MENLO PARK
NEW YORK              SAN FRANCISCO, CALIFORNIA 94120              ORANGE COUNTY
SACRAMENTO               TELEPHONE (415) 983-1000                  SAN DIEGO
SAN FRANCISCO            TELECOPIER (415) 983-1200                 SAN JOSE
WASHINGTON, D.C.                                                   HONG KONG
TOKYO


                                December 6, 1996


S3 Incorporated
2770 San Tomas Expressway
Santa Clara, CA 95051


         Re:   Registration Statement on Form S-3


Ladies and Gentlemen:

         We are acting as counsel for S3 Incorporated, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of $103,500,000 aggregate principal amount of 5 3/4% Convertible Subordinated Notes due 2003 (the "Notes"), and such indeterminate number of shares of Common Stock, $.0001 par value (the "Common Stock"), of the Company, as may be required for issuance upon conversion of the Notes (the "Conversion Shares"). The Notes and the Conversion Shares are to be offered and sold by certain securityholders of the Company (the "Selling Securityholders"). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to the Notes and the Conversion Shares. (Such Registration Statement, as it may be amended from time to time, is herein referred to as the "Registration Statement.")

         We are of the opinion that the Notes have been duly authorized and are binding obligations of the Company entitled to the benefits of the Indenture dated as of September 12, 1996 between the Company and State Street Bank and Trust Company of California, N.A., as Trustee. We are of the further opinion that the Conversion Shares have been duly authorized and, when issued by the Company upon conversion of the Notes in accordance with the Indenture, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                               Very truly yours,

                                               /s/ PILLSBURY MADISON & SUTRO LLP